Exhibit 99.1

FOR IMMEDIATE RELEASE

KEYCORP RECEIVES REGULATORY APPROVAL FOR FIRST NIAGARA FINANCIAL GROUP MERGER

CLEVELAND, OH and BUFFALO, NY – July 12, 2016 – KeyCorp (NYSE: KEY) and First Niagara Financial Group, Inc. (NASDAQ: FNFG) (“First Niagara”) announced today that KeyCorp has received regulatory approval from the Federal Reserve to complete the merger with First Niagara Financial Group.

The merger of First Niagara into KeyCorp is expected to be completed on or about August 1, 2016, pending the satisfaction of customary closing conditions. Systems and client conversion is expected during the fourth quarter of 2016, subject to pending regulatory approval by the OCC for the merger of First Niagara Bank into KeyBank.

“We are pleased to reach another important milestone as we bring Key and First Niagara together,” said Beth Mooney, KeyCorp CEO and Chair. “I’m also proud that our two companies have worked so well together to meet our commitment for clients, communities, employees, and shareholders. We remain confident in and committed to meeting the growth and financial objectives of the First Niagara acquisition.”

First Niagara, headquartered in Buffalo, New York, had $40 billion in assets and $30 billion in deposits as of March 31, 2016, and approximately 390 branches in New York, Pennsylvania, Connecticut, and Massachusetts. The planned acquisition was originally announced on October 30, 2015.

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About KeyCorp

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $98 billion at March 31, 2016. Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name.

For more information, visit https://www.key.com/. KeyBank is Member FDIC.

About First Niagara

First Niagara, through its wholly owned subsidiary, First Niagara Bank, N.A., is a multi-state community-oriented bank with approximately 390 branches, $40 billion in assets, $30 billion in deposits, and approximately 5,300 employees providing financial services to individuals, families and businesses across New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.firstniagara.com, follow us on Twitter @FirstNiagara, or like us on Facebook at FirstNiagaraBank.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit our Media Newsroom at Key.com/newsroom.

For more information contact:

Investor Relations: Vernon Patterson, 216.689.0520, vernon_patterson@keybank.com

Investor Relations: Kelly Dillon, 216.689.3133, kelly_l_dillon@keybank.com

Media: Jack Sparks, 720.904.4554, jack_sparks@keybank.com

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s and First Niagara’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in KeyCorp’s and First Niagara’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet other closing conditions to the merger; delay in closing the merger; difficulties and delays in integrating the First Niagara business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of KeyCorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.